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April 30, 2009
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Re: Shelf Registration Statement of MGM MIRAGE
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by MGM MIRAGE, a Delaware corporation (the “Company”), and certain of its subsidiaries (the “Subsidiaries”). The Registration Statement includes a prospectus which provides that it may be supplemented from time to time by one or more supplements (collectively, the “Prospectus”). The Prospectus provides for the offering and sale by the Company of an indeterminate number and amount of securities, consisting of: (i) one or more series of the Company’s debt securities (the “Debt Securities”) which may be guaranteed by one or more of the Subsidiaries (the “Guarantees”); (ii) the Guarantees; (iii) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (iv) warrants to purchase the Debt Securities or Common Stock (the “Warrants”); (v) rights to purchase Common Stock (the “Rights”); (vi) purchase contracts representing the Company’s obligation to sell Debt Securities, Common Stock, Warrants or Units (“Securities Purchase Contracts”); and (vii) units consisting of two or more of these classes or series of the foregoing securities (the “Units” and, together with the Debt Securities, the Guarantees, the Common Stock, the Warrants, the Rights the Securities Purchase Contracts, collectively referred to as the “Securities”). We also have examined the form of indenture, as it may be supplemented from time to time (the “Indenture”), to be entered into by the Company and a trustee (the “Trustee”), pursuant to which the Debt Securities are to be issued, and the Form T-1 of the Trustee and each of which is being filed as an exhibit to the Registration Statement.
     The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a counterparty or counterparties identified therein. The Rights will be issued under one or more rights agreements between the Company and a bank or trust company as rights agent (each, a “Rights Agreement”). The Securities Purchase Contracts will be issued under one or more purchase contracts agreements between the Company and a purchase contract agent (each, a “Purchase Contract Agreement”).

April 30, 2009

     We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
     We are not opining herein as to matters involving the laws of any jurisdiction other than: (i) the United States of America, the State of Nevada and the State of California; and (ii) the General Corporation Law of the State of Delaware (the “DGCL”). We are not engaged to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any laws other than the DGCL, or as to any matters of municipal law or the laws of any other local agency within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. Upon: (i) establishment by the Board of Directors of the Company, or any committee thereof (the “MGM Board”), of the terms, conditions and provisions of any Debt Securities; and (ii) due authorization by the MGM Board of such Debt Securities for issuance at a price to be set by the MGM Board, or pursuant to procedures approved by the MGM Board, the Debt Securities will be duly authorized by the Company; and when the Debt Securities have been duly established by the Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, the Debt Securities will be validly issued and will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. Upon: (i) establishment by the Board of Directors of the Subsidiary Guarantors, or any committee thereof (the “Guarantor Boards of Directors”), of the terms, conditions and provisions of any Guarantees to be issued by such Subsidiary Guarantors; and (ii) due authorization by the Guarantor Boards of Directors of such Guarantees, the Guarantees will be duly authorized by the applicable Subsidiary Guarantors; and when the Guarantees have been duly established by the Indenture, as supplemented from time to time, and the Debt Securities to be guaranteed by the Guarantees have been duly authenticated by the Trustee and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, the Guarantees will be validly issued and will constitute legally valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

April 30, 2009

     3. Upon due authorization by the MGM Board of a designated number of shares of Common Stock (including any Common Stock to be issued upon conversion of Debt Securities) for issuance at a price to be set by the Company Board, or pursuant to procedures approved by the MGM Board, and assuming that the Company has a sufficient number of authorized shares of Common Stock under its Certificate of Incorporation, the Common Stock to be offered and sold by the Company under the Registration Statement will be duly authorized, and upon issuance and delivery of and payment therefor as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
     4. Upon: (i) establishment by the MGM Board of the terms, conditions and provisions of any Warrant Agreement and underlying Warrants; and (ii) due authorization of such Warrants by the MGM Board, the Warrants will be duly authorized by the Company; and when the Warrants have been duly established pursuant to the terms and provisions of the Warrant Agreement and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement and the Prospectus, the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     6. Upon: (i) establishment by the MGM Board of the terms, conditions and provisions of any Rights Agreement and underlying Rights, and (ii) due authorization of such Rights by the MGM Board, the Rights will be duly authorized by the Company; and when the Rights Agreement has been duly executed and delivered by all parties thereto and such Rights have been duly established pursuant to the terms and provisions of the Rights Agreement and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the Rights Agreement and as contemplated by the Registration Statement and the Prospectus, the Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     7. Upon: (i) establishment by the MGM Board of the terms, conditions and provisions of any Purchase Contract Agreement and any under any Securities Purchase Contracts; and (ii) due authorization of such Securities Purchase Contracts by the MGM Board, the Securities Purchase Contracts will be duly authorized by the Company; and when the Purchase Contract Agreement has been duly executed and delivered by all parties thereto and such Securities Purchase Contracts have been duly established pursuant to the terms and provisions of the Purchase Contract Agreement and duly executed and delivered by the Company against payment therefore in accordance with the terms and provisions of the Purchase Contract and as contemplated by the Registration Statement and the Prospectus, the Securities Purchase Contracts will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     9. Upon: (i) establishment by the MGM Board of the terms, conditions and provisions of any Units; and (ii) due authorization of such Units by the Company Board, the Units will be duly authorized; and upon due execution and delivery by all parties thereto of the

April 30, 2009

related agreements under which the securities comprising the Units are to be delivered against payment therefor in accordance with the terms and provisions of the applicable agreements and as contemplated by the Registration Statement and the Prospectus, the Units will constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     Our opinion is subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely on it pursuant to the applicable provisions of the federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP
GLASER, WEIL, FINK, JACOBS, HOWARD & SHAPIRO, LLP